                                                                    EXHIBIT 10.3
                                 PROMISSORY NOTE


$500,000                                                  AS OF DECEMBER 7, 2001
                                                                  TROY, MICHIGAN


         FOR VALUE RECEIVED, the undersigned, Janet Kelley, an individual with an address of 533 Wallace Street, Birmingham, MI 48009 ("MAKER") hereby promises to pay to the order of KMART CORPORATION, a Michigan corporation ("PAYEE") whose address is 3100 West Big Beaver Road, Troy, Michigan 48084-3163, or to such other person or place as the holder hereof may from time to time designate in writing to Maker, the principal sum of five hundred thousand Dollars ($500,000), together with interest, compounded annually, upon the balance of the principal sum from time to time remaining unpaid at the rate of three and 97/100 percent (3.97%) as hereinafter provided. Principal and interest and all other amounts owing hereunder shall be payable in lawful money of the United States of America.

         Payment of the principal sum together with all accrued interest thereon shall be payable in full upon the termination of the Maker's employment with the Payee; provided, however that the obligation of the Maker to repay this Note and any and all accrued interest thereon shall be forgiven in full upon the earliest of either of the following events: (i) the Maker's continued employment with the Payee through January 31, 2005, or (ii) the termination of the Maker's employment with the Payee in circumstances that are set forth in that certain Special Retention Agreement between Maker and Payee dated today's date and in which the Company has agreed to the forgiveness of all the amounts otherwise payable hereunder.

         The Maker may prepay all or any part of this Note at any time and from time to time without notice or any prepayment penalty or premium. If suit is brought to collect this Note, the Note holder shall be entitled to collect all reasonable costs and expenses of suit, including, but not limited to, reasonable attorney fees and expenses.

         The Maker hereby waives presentment, demand, notice of protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note. Maker further waives, to the fullest extent permitted by law, the right to (a) plead any statutes of limitations as a defense to any demand on this Note, and (b) a jury trial in action brought by any Holder to enforce this Note.

         This Note shall be governed by and construed in accordance with the laws of the State of Michigan. If any provision of this Note or any application of such provision shall be declared by a court of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other application of such provision or any other provisions hereof which shall, to the fullest extent possible, remain in full force and effect and shall not effect the

Maker's obligation to make the required payments pursuant to the terms this Note. Wherever used, the words "Payee" and "Maker" shall include their respective successors and assigns. This Note may not be changed orally, but only by an agreement in writing signed by the parties hereto.


         IN WITNESS WHEREOF, Maker has duly executed this Note at the place and as of the date first above written.




                                       ------------------------